Exhibit 99.2
For Immediate Release
Contact: Robert Copple or Nikki Sacks
972-665-1500
CINEMARK HOLDINGS, INC. INITIATES QUARTERLY DIVIDEND
Plano, TX, August 13, 2007 — Cinemark Holdings, Inc. (NYSE: CNK), a leading motion picture exhibitor, announced today that it has initiated a quarterly dividend policy. Consistent with the disclosures in its prospectus, the dividend for the second quarter of 2007 is based on a quarterly dividend rate of $0.18 per common share, prorated based on the April 27, 2007 closing date of the initial public offering.
Based on the above proration, the Company’s Board of Directors has declared a cash dividend of $0.13 per common share payable on September 18, 2007, to stockholders of record on September 4, 2007.
“We are pleased to declare our first dividend, reflecting Cinemark’s strong performance and outlook,” said Alan Stock, Cinemark’s Chief Executive Officer. “While future payments will be subject to Board approval, we are committed to returning value to shareholders as we continue to drive cash flow and deliver attractive returns over the long term.”
The Company intends to pay a regular quarterly dividend at the discretion of the Board of Directors which will depend upon many factors, including our results of operations, financial condition, earnings, capital requirements, limitations in our debt agreements and legal as well as other relevant factors.
About Cinemark Holdings, Inc.
Headquartered in Plano, TX, Cinemark is a leader in the motion picture exhibition industry. As of June 30, 2007, Cinemark operates 402 theatres and 4,568 screens in 38 states in the United States and internationally in 12 countries, mainly in Mexico, South and Central America. For more information go to www.cinemark.com.
Forward-looking Statements
Cinemark Holdings, Inc. intends that this release be governed by the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 (the “PSLR Act”) with respect to statements that may be deemed to be forward-looking statements. Statements contained in this release other than statements of historical fact, including statements based on our current expectations, assumptions, estimates and projections about our business and our industry, are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions, which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond Cinemark Holdings, Inc.’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements contained in this release reflect Cinemark Holdings, Inc.’s view only as of the date of this release. Cinemark Holdings, Inc. does not undertake any obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.